UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas   77478

(Address of principal executive offices)   (Zip Code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 30, 2023, Applied Optoelectronics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Raymond James & Associates, Inc. (the “Initial Purchaser”), pursuant to which the Company agreed to sell and the Initial Purchaser agreed to purchase approximately $80.2 million aggregate principal amount of 5.250% Convertible Senior Notes due 2026 (the “Convertible Notes”), for resale by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering closed on December 5, 2023.

The sale of the Convertible Notes generated net proceeds of approximately $76.0 million, after deducting the Initial Purchaser’s discount and commission and other estimated offering expenses payable by the Company. The Company used the net proceeds from the offering to pay the cash portion of the consideration in certain note exchange transactions (the “Exchanges”), as previously described in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023. The Company paid aggregate consideration consisting of approximately $81.1 million in cash and approximately 466,368 shares of the Company’s common stock (collectively, the “Exchange Consideration”) in the Exchanges, which closed on December 5, 2023.

Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, and other federal or state statutory laws or regulations.  The Purchase Agreement contains customary representations, warranties and covenants, the terms and conditions for the sale of the Convertible Notes to the Initial Purchaser, contribution obligations and other terms and conditions customary in agreements of this type. This description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and the Convertible Notes

The Convertible Notes were issued pursuant to an Indenture, dated as of December 5, 2023 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee.

The Convertible Notes will bear interest at a rate of 5.250% per year and will pay interest semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024. The Convertible Notes will mature on December 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms.

The conversion rate for the Convertible Notes is 65.6276 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equivalent to a conversion price of approximately $15.24 per share of the Company’s common stock, representing a premium of approximately 15% over the last reported sale price of the Company’s common stock on November 30, 2023 of $13.25 per share), subject to adjustment. Before September 15, 2026, holders of the Convertible Notes will have the right to convert their Convertible Notes only upon the occurrence of certain events. From and after September 15, 2026, holders of the Convertible Notes may convert their Convertible Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election, based on the applicable conversion rate(s).

Initially there are no guarantors of the Convertible Notes, but the Convertible Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis by certain of the Company’s future domestic subsidiaries.  The Convertible Notes are the Company’s senior, unsecured obligations and are equal in right of payment with existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Convertible Notes and effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.  The Note Guarantee (as defined in the Indenture) of each future guarantor, if any, will be such guarantor’s senior, unsecured obligations and is equal in right of payment with existing and future senior, unsecured indebtedness, senior in right of payment to such future guarantor’s existing and future indebtedness that is expressly subordinated to the Convertible Notes and effectively subordinated to such future guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness.

The Indenture contains covenants that limit the Company’s ability and the ability of our subsidiaries to, among other things: (i) incur or guarantee additional indebtedness or issue disqualified stock; and (ii) create or incur liens.

The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations described in the Indenture), at the Company’s option at any time, and from time to time, on or after December 15, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date it sends such notice.

In addition, the Convertible Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of a holder of Convertible Notes as of the close of business on a record date to receive the related interest payment on the corresponding interest payment date), if the “Specified Divestiture” (as defined in the Indenture) is completed.

Calling any Convertible Note for redemption will constitute a ”Make-whole fundamental change” (as defined in the Indenture) with respect to that Convertible Note, in which case the conversion rate applicable to the conversion of that Convertible Note will be increased in certain circumstances if it is converted after it is called for redemption.

In addition, if the Specified Divestiture is completed, then each holder of Convertible Notes will have the right to require the Company to repurchase its Convertible Notes for cash on a date of the Company’s choosing, which must be a business day that is no more than 35, nor less than 20, business days after we send the related notice of Specified Divestiture. The repurchase price for a note tendered for such repurchase will be equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date (subject to the right of a holder of Convertible Notes as of the close of business on a record date to receive the related interest payment on the corresponding interest payment date).

Moreover , if the Company undergoes a fundamental change, as described in the Indenture, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the required repurchase date.

Additionally, the Convertible Notes are subject to customary events of default. No sinking fund is provided for the Convertible Notes.

The Company offered and sold the Convertible Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by the Initial Purchaser to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in connection with the sale of the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of Convertible Note included therein), filed as an exhibit hereto and incorporated by reference herein.

The Convertible Notes and the shares of the Company’s common stock, if any, issuable upon conversion thereof or issued in the Exchange Transactions have not been and will not be registered under the Securities Act, or any applicable state securities laws. The Convertible Notes and the shares of the Company’s common stock, if any, issuable upon conversion thereof or issued in the Exchange Transactions may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

Supplemental Indenture

Concurrently with the issuance of the Convertible Notes, the Company exchanged or repurchased approximately $80.2 million principal amount of its 5.00% Convertible Senior Notes due 2024 (the “2024 Notes”) in the Exchanges, for the Exchange Consideration. Pursuant to the terms of the exchange agreements governing the Exchanges, holders of the 2024 Notes party thereto provided their consent to certain proposed amendments to the Indenture, dated as of March 5, 2019, by and between the Company and Computershare Trust Company, N.A. (the “Trustee”), as successor trustee to Wells Fargo Bank, National Association (the “2019 Indenture”).

In connection with the Exchanges, the Company and the Trustee entered into a first supplemental indenture, dated as of December 5, 2023 (the “Supplemental Indenture”), to the 2019 Indenture. The Supplemental Indenture amends the 2019 Indenture to eliminate certain restrictive covenants in the 2019 Indenture that limit our ability and the ability of our subsidiaries to, among other things: (i) incur or guarantee additional indebtedness or issue disqualified stock; and (ii) create or incur liens.

This description of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Initially, a maximum of approximately 6,053,887 shares of the Company’s common stock may be issued upon conversion of the Convertible Notes,  based on the initial maximum conversion rate of 75.4714 shares of common stock per $1,000 principal amount of Convertible Notes, which is subject to customary anti-dilution adjustment provisions.

Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” or by other similar expressions that convey uncertainty of future events or outcomes. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause our actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in our expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 5, 2023, between Applied Optoelectronics, Inc. and Computershare Trust Company, N.A., as Trustee
4.2	Form of 5.250% Convertible Senior Note due 2026 (included as an exhibit to Exhibit 4.1)
4.3	First Supplemental Indenture, dated as of December 5, 2023, between Applied Optoelectronics, Inc. and Computershare Trust Company, N.A., as Trustee
10.1	Purchase Agreement, dated as of November 30, 2023, by and between Applied Optoelectronics, Inc. and Raymond James & Associates, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

Date: December 5, 2023	By:	/s/ David C. Kuo
	Name:	David C. Kuo
	Title:	Chief Legal and Compliance Officer and Secretary